UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 15, 2017

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-7183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1000, Lebec, California		93243
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Bylaws.

On September 15, 2017, Tejon Ranch Co. (Company) adopted Amended and Restated Bylaws by action of the Company’s Board of Directors. The action was unanimous. The Amended and Restated Bylaws are effective as of September 15, 2017. A description of the significant and material amendments adopted or changed is as follows: (1) amendments made to use gender neutral language; (2) amendments modernizing various provisions to allow electronic dissemination of notice to shareholders and board members pertaining to annual meetings, special meetings and Board meetings; (3) amendment added to authorize transmittal of documentation by electronic dissemination or electronic availability if permitted by law; (4) amendment to allow shareholders to deliver proxies by electronic means; (5) amendment added to protect privacy of shareholder email addresses; (6) amendments added clarifying that the Chair of the Board is elected by the Board, clarifying that the Chair of the Board is the presiding officer of shareholder meetings (and authorizing alternates in the Chair’s absence) and eliminating language intimating that the Chair as an officer of the Company; (7) amendments added providing authorization for the Board or the Chair to specify rules of order for the conduct of shareholder meetings; (8) amendments adding various provisions to require that information be provided in connection with shareholder nominations to the Board or shareholder proposals pertaining to Company business; (9) amendments adding various provisions that require compliance with the Certificate of Incorporation and Bylaws for shareholder nominations and shareholder proposals to be acted on; (10) amendment added that requires shareholders making nominations or making shareholder proposals pertaining to Company business be present (or that their representative be present) at the meeting where such item is considered and requiring shareholder compliance with applicable proxy statement rules; (11) amendments to remove generic enumeration of Board powers; (12) amendment to update number of Board members (to be consistent with recent Board action altering the Board’s size, previously described in the May 18, 2017 Form 8-k filing); (13) amendments authorizing delivery of director and officer resignations by electronic means; (14) amendment authorizing Board action by electronic means; (15) amendment added electing to be governed by Delaware Code section 141(c)(2) with respect to formation, empowerment and activity of Board committees; (16) amendments added clarifying that shares of Company may be uncertificated; (17) amendments added to provide for indemnification of directors and officers to the fullest extent of the Delaware General Corporations Law, advancement of expenses for directors or officers involved in proceedings for which indemnification applies, clarifying that such rights created in the Bylaws are non-exclusive of and supplemental to any other rights persons may have or acquire pertaining to indemnification and advancement, authorizing the Board to enter contracts with specified persons to provide for indemnification, imposing requirements for the timing of payment for a tendered indemnification or advancement, and specifying that the provisions of the Bylaws pertaining to indemnification and advancement are contractual in nature; and (18) amendment added that identifies the Court of Chancery in the State of Delaware as the sole and exclusive forum for internal corporate claims (unless otherwise selected or consented to by the Company).

Readers are directed to the exhibit attached hereto, consisting of the Board’s resolution and Amended and Restated Bylaws for the entirety of those items adopted or changed.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Resolution of the Board of Directors approving Amended and Restated Bylaws of the Tejon Ranch Co. (bylaws attached)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 19, 2017	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Financial Officer

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